Exhibit 99.1

Amplitude Announces Fourth Quarter and Fiscal Year 2023 Financial Results

•
Annual recurring revenue was $281 million, up 10% year-over-year
•
Fourth quarter revenue of $71.4 million, up 9% year-over-year
•
Fiscal 2023 revenue of $276.3 million, up 16% year-over-year
•
Fourth quarter Cash Flow from Operations of $2.3 million and Free Cash Flow of $1.5 million
•
Fiscal 2023 Cash Flow from Operations of $25.6 million and Free Cash Flow of $22.4 million, representing a 13 percentage point increase in free cash flow margin year-over-year

SAN FRANCISCO – February 20, 2024 – Amplitude, Inc. (Nasdaq: AMPL), a leading digital analytics platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2023.

“Amplitude closed 2023 strong. It was our biggest year ever for product innovation, and we ended Q4 with a record number of new enterprise logo wins," said Spenser Skates, CEO and co-founder of Amplitude. “We see continued validation that our strategic approach - a Digital Analytics Platform with product analytics at its core - is the right one to win in the long term.”

Fourth Quarter 2023 Financial Highlights:

(in millions, except per share and percentage amounts)

	Fourth Quarter 2023	Fourth Quarter 2022	Y/Y Change
Annual Recurring Revenue	$281	$255	10%
Revenue	$71.4	$65.3	9%
GAAP Loss from Operations	$(21.5)	$(25.8)	$4.3
Non-GAAP Income (Loss) from Operations	$2.3	$(4.7)	$7.0
GAAP Net Loss Per Share, Basic and Diluted	$(0.16)	$(0.21)	$0.05
Non-GAAP Net Income (Loss) Per Share, Diluted	$0.04	$(0.03)	$0.07
Net Cash Provided by (Used in) Operating Activities	$2.3	$(4.6)	$6.9
Free Cash Flow	$1.5	$(5.9)	$7.4

Fiscal Year 2023 Financial Highlights:

(in millions, except per share and percentage amounts)

	FY 2023	FY 2022	Y/Y Change
Annual Recurring Revenue	$281	$255	10%
Revenue	$276.3	$238.1	16%
GAAP Loss from Operations	$(102.5)	$(96.6)	$(5.9)
Non-GAAP Income (Loss) from Operations	$(3.5)	$(26.2)	$22.7
GAAP Net Loss Per Share, Basic and Diluted	$(0.77)	$(0.84)	$0.07
Non-GAAP Net Income (Loss) Per Share, Diluted	$0.06	$(0.21)	$0.27
Net Cash Provided by (Used in) Operating Activities	$25.6	$(5.4)	$31.0
Free Cash Flow	$22.4	$(11.2)	$33.6

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. Stock-based compensation expense, exclusive of those related to our restructuring, and the related employer payroll taxes were $23.6 million in the fourth quarter of 2023 compared to $20.6 million in the fourth quarter of 2022, and $89.5 million in the full year 2023 compared to $68.3 million in the full year 2022. Free cash flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Fourth Quarter and Recent Business Highlights:

•
Annual Recurring Revenue was $281 million, an increase of 10% year over year and an increase of $8 million compared to the third quarter of 2023.
•
GAAP Net Loss per share was $0.16, based on 119.2 million shares, in the fourth quarter of 2023, compared to a loss of $0.21 per share, based on 113.1 million shares, in the fourth quarter of 2022.
•
Non-GAAP Net Income per share was $0.04, based on 129.2 million diluted shares, in the fourth quarter of 2023, compared to a loss of $0.03 per share, based on 113.1 million diluted shares, in the fourth quarter of 2022.
•
Cash Flow from Operations was $2.3 million, a $6.9 million increase year over year.
•
Free Cash Flow was $1.5 million, a $7.4 million increase year over year.
•
Launched Session Replay, which combines qualitative and quantitative data to help companies understand the "why" behind user behavior.
•
Amplitude hired Francois Ajenstat as the Company’s Chief Product Officer.
•
Number of paying customers grew 37% year over year to 2,723.

Financial Outlook:

The first quarter and full year 2024 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the first quarter and full year 2024, the Company expects:

	First Quarter 2024	Full Year 2024
Revenue	$72.1 - $72.7 million	$291.5 - $294.5 million
Non-GAAP Operating Income (Loss)	$(2.8) - $(2.2) million	$(1.0) - $2.0 million
Non-GAAP Net Income (Loss) Per Share, Diluted	$(0.01) - $0.00	$0.06 - $0.08
Weighted Average Shares Outstanding	120.5 million, basic	133.0 million, diluted

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income (loss) to GAAP net income (loss), and expected non-GAAP net income (loss) per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its fourth quarter and fiscal year ended December 31, 2023, as well as the financial outlook for its first quarter and full year 2024 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the first quarter and full year 2024, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the Company’s restructuring plan, which may not result in anticipated savings or operational efficiencies and could result in total costs and expenses that are greater than expected; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and `other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin. The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements, including certain premium professional services that are subject to contractual subscription terms, at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate ("NRR"). The Company then calculates the weighted average of the trailing 12-month dollar-based net retention rates, to arrive at the dollar-based net retention rate (“NRR (TTM)”).

About Amplitude

Amplitude is a leading digital analytics platform that helps companies unlock the power of their products. Over 2,700 customers, including Atlassian, NBCUniversal, Under Armour, Shopify, and Jersey Mike’s, rely on Amplitude to gain self-service visibility into the entire customer journey. Amplitude guides companies every step of the way as they capture data they can trust, uncover clear insights about customer behavior, and take faster action. When teams understand how people are using their products, they can deliver better product experiences that drive growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s Winter 2024 Report. Learn how to optimize your digital products and business at amplitude.com.

Contacts

Investor Relations

Yaoxian Chew

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$248,491	$218,494
Marketable securities, current	73,909	11,971
Accounts receivable, net	29,496	22,716
Prepaid expenses and other current assets	16,624	20,335
Deferred commissions, current	11,444	10,918
Total current assets	379,964	284,434
Marketable securities, noncurrent	—	71,217
Property and equipment, net	10,068	9,408
Intangible assets, net	609	2,022
Goodwill	4,073	4,073
Restricted cash, noncurrent	869	855
Deferred commissions, noncurrent	26,942	25,799
Operating lease right-of-use assets	6,856	9,593
Other noncurrent assets	4,303	6,354
Total assets	$433,684	$413,755
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,063	$490
Accrued expenses	26,657	18,699
Deferred revenue	102,573	89,993
Total current liabilities	132,293	109,182
Operating lease liabilities, noncurrent	3,604	7,093
Noncurrent liabilities	3,034	2,511
Total liabilities	138,931	118,786
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	658,463	568,889
Accumulated other comprehensive loss	(181)	(754)
Accumulated deficit	(363,530)	(273,167)
Total stockholders’ equity	294,753	294,969
Total liabilities and stockholders’ equity	$433,684	$413,755

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Revenue	$71,403	$65,258	$276,284	$238,067
Cost of revenue (1)	18,265	19,243	71,923	70,442
Gross profit	53,138	46,015	204,361	167,625
Operating expenses:
Research and development (1)	$22,198	$22,192	$90,138	$80,589
Sales and marketing (1)	37,780	35,169	153,714	129,962
General and administrative (1)	14,749	14,452	54,887	53,636
Restructuring and other related charges (1)	(52)	—	8,142	—
Total operating expenses	74,675	71,813	306,881	264,187
Loss from operations	(21,537)	(25,798)	(102,520)	(96,562)
Other income (expense), net	3,537	2,160	13,426	3,981
Loss before provision for (benefit from) income taxes	(18,000)	(23,638)	(89,094)	(92,581)
Provision for (benefit from) income taxes	543	407	1,269	796
Net loss	$(18,543)	$(24,045)	$(90,363)	$(93,377)
Net loss per share
Basic and diluted	$(0.16)	$(0.21)	$(0.77)	$(0.84)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	119,246	113,104	116,938	111,437

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Cost of revenue	$1,874	$2,083	$7,300	$6,468
Research and development	9,470	8,702	36,643	27,855
Sales and marketing	7,727	5,669	29,404	17,143
General and administrative	4,209	3,938	14,085	15,757
Restructuring and other related charges	—	—	853	—
Total stock-based compensation expense	$23,280	$20,392	$88,285	$67,223

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(18,543)	$(24,045)	$(90,363)	$(93,377)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,420	1,436	5,620	4,662
Stock-based compensation expense	23,280	20,392	88,285	67,223
Other	633	104	(301)	42
Non-cash operating lease costs	969	973	3,917	3,731
Changes in operating assets and liabilities:
Accounts receivable	2,328	8,463	(8,448)	(2,427)
Prepaid expenses and other current assets	3,076	(221)	3,711	(1,014)
Deferred commissions	(976)	(444)	(1,670)	(8,032)
Other noncurrent assets	263	1,400	2,050	5,036
Accounts payable	(3,256)	(1,711)	2,498	(2,884)
Accrued expenses	793	(4,349)	11,873	4,574
Deferred revenue	(6,447)	(5,468)	12,580	20,698
Operating lease liabilities	(1,219)	(1,128)	(4,122)	(3,616)
Net cash provided by (used in) operating activities	2,321	(4,598)	25,630	(5,384)
Cash flows from investing activities:
Cash received from maturities of marketable securities	12,500	—	12,500	—
Purchase of marketable securities	—	(23,478)	—	(83,190)
Purchase of property and equipment	(284)	(620)	(1,279)	(3,632)
Capitalization of internal-use software costs	(555)	(654)	(1,904)	(2,177)
Cash paid for acquisitions, net of cash acquired	—	—	—	(394)
Net cash provided by (used in) investing activities	11,661	(24,752)	9,317	(89,393)
Cash flows from financing activities:
Proceeds from the exercise of stock options	1,050	701	4,619	6,910
Cash received for tax withholding obligations on equity award settlements	397	3,966	13,427	17,992
Cash paid for tax withholding obligations on equity award settlements	(5,459)	(4,068)	(22,334)	(19,056)
Repurchase of unvested stock options	—	—	(648)	(15)
Net cash provided by (used in) financing activities	(4,012)	599	(4,936)	5,831
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,970	(28,751)	30,011	(88,946)
Cash, cash equivalents, and restricted cash at beginning of the period	239,390	248,100	219,349	308,295
Cash, cash equivalents, and restricted cash at end of the period	$249,360	$219,349	$249,360	$219,349

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$53,138	$46,015	$204,361	$167,625
Plus: stock-based compensation expense and related employer payroll taxes	1,874	2,084	7,300	6,468
Plus: amortization of acquired intangible assets	273	500	1,238	2,017
Non-GAAP gross profit	$55,285	$48,599	$212,899	$176,110
GAAP gross margin	74.4%	70.5%	74.0%	70.4%
Non-GAAP adjustments	3.0%	4.0%	3.1%	3.6%
Non-GAAP gross margin	77.4%	74.5%	77.1%	74.0%
Reconciliation of operating expenses
GAAP research and development	$22,198	$22,192	$90,138	$80,589
Less: stock-based compensation expense and related employer payroll taxes	(9,591)	(8,815)	(37,519)	(28,476)
Non-GAAP research and development	$12,607	$13,377	$52,619	$52,113
GAAP research and development as percentage of revenue	31.1%	34.0%	32.6%	33.9%
Non-GAAP research and development as percentage of revenue	17.7%	20.5%	19.0%	21.9%
GAAP sales and marketing	$37,780	$35,169	$153,714	$129,962
Less: stock-based compensation expense and related employer payroll taxes	(7,854)	(5,760)	(30,206)	(17,386)
Less: amortization of acquired intangible assets	(44)	—	(175)	—
Non-GAAP sales and marketing	$29,882	$29,409	$123,333	$112,576
GAAP sales and marketing as percentage of revenue	52.9%	53.9%	55.6%	54.6%
Non-GAAP sales and marketing as percentage of revenue	41.8%	45.1%	44.6%	47.3%
GAAP general and administrative	$14,749	$14,452	$54,887	$53,636
Less: stock-based compensation expense and related employer payroll taxes	(4,270)	(3,979)	(14,447)	(15,967)
Non-GAAP general and administrative	$10,479	$10,473	$40,440	$37,669
GAAP general and administrative as percentage of revenue	20.7%	22.1%	19.9%	22.5%
Non-GAAP general and administrative as percentage of revenue	14.7%	16.0%	14.6%	15.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(21,537)	$(25,798)	$(102,520)	$(96,562)
Plus: stock-based compensation expense and related employer payroll taxes	23,589	20,638	89,472	68,297
Plus: amortization of acquired intangible assets	317	500	1,413	2,017
Plus: restructuring and other related charges	(52)	—	8,142	—
Non-GAAP income (loss) from operations	$2,317	$(4,660)	$(3,493)	$(26,248)
GAAP operating margin	(30.2%)	(39.5%)	(37.1%)	(40.6%)
Non-GAAP adjustments	33.4%	32.4%	35.8%	29.5%
Non-GAAP operating margin	3.2%	(7.1%)	(1.3%)	(11.0%)
Reconciliation of net income (loss)
GAAP net income (loss)	$(18,543)	$(24,045)	$(90,363)	$(93,377)
Plus: stock-based compensation expense and related employer payroll taxes	23,589	20,638	89,472	68,297
Plus: amortization of acquired intangible assets	317	500	1,413	2,017
Plus: restructuring and other related charges	(52)	—	8,142	—
Less: income tax effect of non-GAAP adjustments	(578)	—	(708)	—
Non-GAAP net income (loss)	$4,733	$(2,907)	$7,956	$(23,063)
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.16)	$(0.21)	$(0.77)	$(0.84)
Non-GAAP adjustments to net income (loss)	0.20	0.19	0.84	0.63
Non-GAAP net income (loss) per share, basic	$0.04	$(0.03)	$0.07	$(0.21)
Non-GAAP net income (loss) per share, diluted	$0.04	$(0.03)	$0.06	$(0.21)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	119,246	113,104	116,938	111,437
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted(1)	129,158	113,104	127,364	111,437

Note: Certain figures may not sum due to rounding

(1) For the three and twelve months ended December 31, 2023, the weighted average shares used in the GAAP per share calculation excludes 9.9 million shares and 10.4 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$2,321	$(4,598)	$25,630	$(5,384)
Less:
Purchases of property and equipment	(284)	(620)	(1,279)	(3,632)
Capitalization of internal-use software costs	(555)	(654)	(1,904)	(2,177)
Free cash flow	$1,482	$(5,872)	$22,447	$(11,193)
Net cash provided by (used in) operating activities margin	3.3%	(7.0%)	9.3%	(2.3%)
Non-GAAP adjustments	(1.2%)	(2.0%)	(1.2%)	(2.4%)
Free cash flow margin	2.1%	(9.0%)	8.1%	(4.7%)

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Annual Recurring Revenue (ARR)	$243	$255	$262	$268	$273	$281
Dollar-based Net Retention Rate (NRR)	113%	110%	106%	101%	99%	98%
Dollar-based Net Retention Rate (NRR TTM)	123%	119%	114%	108%	105%	101%